Exhibit 99.1

UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.729.1027

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Second Quarter Net Income of $101.3 Million and Net Operating Income(i) of $105.9 Million.

Second Quarter 2024 Financial Highlights

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GAAP net income of $101.3 million, or $2.07 per diluted share.
•
Net operating income(i) of $105.9 million, or $2.16 per diluted share.
•
Average loans increased 7.7% on a linked-quarter, annualized basis, to $23.8 billion.
•
Average loans increased $1.6 billion, or 7.3%, as compared to the second quarter of 2023.
•
Average deposits increased 9.7% on a linked-quarter, annualized basis, to $34.3 billion.
•
Net interest margin was 2.51%, an increase of three basis points from the linked quarter.
•
Credit quality remained strong, with net charge-offs of just 0.05% of average loans in both the second quarter and the six months ended June 30, 2024.

KANSAS CITY, Mo. (July 30, 2024) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income for the second quarter of 2024 of $101.3 million, or $2.07 per diluted share, compared to $110.3 million, or $2.25 per diluted share, in the first quarter (linked quarter) and $90.1 million, or $1.85 per diluted share, in the second quarter of 2023.

Net operating income, a non-GAAP financial measure reconciled later in this release to net income, the nearest comparable GAAP measure, was $105.9 million, or $2.16 per diluted share, for the second quarter of 2024, compared to $120.7 million, or $2.47 per diluted share, for the linked quarter and $93.8 million, or $1.93 per diluted share, for the second quarter of 2023. Operating pre-tax, pre-provision income (operating PTPP), a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $146.8 million, or $3.00 per diluted share, for the second quarter of 2024, compared to $157.5 million, or $3.22 per diluted share, for the linked quarter, and $127.9 million, or $2.63 per diluted share, for the second quarter of 2023. These operating PTPP results represent a decrease of 6.7% on a linked-quarter basis and an increase of 14.8% compared to the second quarter of 2023.

“We are pleased with our second quarter financial results, including continued net interest income growth driven by balance sheet growth and net interest margin expansion, and solid credit metrics,” said Mariner Kemper, UMB Financial Corporation chairman and chief executive officer.

“In the second quarter, average loans increased 7.3% to $23.8 billion, and average deposits increased $2.9 billion or 9.1% from one year ago. Our borrowers remain cautiously optimistic, with some continuing concerns around the geopolitical environment, inflation, and the timing of potential rate cuts. Competition for good deals remains robust, however, our focus on relationships and service are our differentiators, allowing us to continue to take market share.

"Credit quality remains very strong, with net charge-offs just 0.05% of average loans for both the second quarter and year-to-date. Net charge-offs have averaged a mere four basis points over the past eight quarters. Non-performing loans fell to just 0.06% of loans for the second quarter.

"Our teams excel at building and maintaining strong relationships across our footprint, and we’re focused on continuing our long track record of growth. We remain excited about the future, including our pending acquisition of Heartland Financial and the opportunity we see as a combined company.”

(i) A non-GAAP financial measure reconciled later in this release to net income, the nearest comparable GAAP measure.

Second Quarter 2024 earnings discussion

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q2	Q1	Q2
	2024	2024	2023
Net income (GAAP)	$101,345	$110,258	$90,110
Earnings per share - diluted (GAAP)	2.07	2.25	1.85

Operating pre-tax, pre-provision income (Non-GAAP)(i)	146,840	157,451	127,929
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)(i)	3.00	3.22	2.63

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	153,247	163,967	134,504
Operating pre-tax, pre-provision earnings per share - FTE - diluted (Non-GAAP)(i)	3.13	3.35	2.77

Net operating income (Non-GAAP)(i)	105,873	120,712	93,841
Operating earnings per share - diluted (Non-GAAP)(i)	2.16	2.47	1.93

GAAP
Return on average assets	0.96%	1.06%	0.90%
Return on average equity	12.73	14.11	12.56
Efficiency ratio	63.37	63.44	65.59

Non-GAAP(i)
Operating return on average assets	1.00%	1.16%	0.93%
Operating return on average equity	13.30	15.44	13.08
Operating efficiency ratio	61.86	60.04	64.24

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	June	June
	YTD	YTD
	2024	2023
Net income (GAAP)	$211,603	$182,547
Earnings per share - diluted (GAAP)	4.32	3.75

Operating pre-tax, pre-provision income (Non-GAAP)(i)	304,291	263,298
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)(i)	6.22	5.41

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	317,214	276,428
Operating pre-tax, pre-provision earnings per share - FTE - diluted (Non-GAAP)(i)	6.48	5.68

Net operating income (Non-GAAP)(i)	226,585	186,677
Operating earnings per share - diluted (Non-GAAP)(i)	4.63	3.83

GAAP
Return on average assets	1.01%	0.93%
Return on average equity	13.41	13.14
Efficiency ratio	63.41	64.34

Non-GAAP(i)
Operating return on average assets	1.08%	0.95%
Operating return on average equity	14.36	13.44
Operating efficiency ratio	60.94	63.61

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2024	2024	2023	LQ	PY
Net interest income	$245,108	$239,434	$225,611	$5,674	$19,497
Noninterest income:
Trust and securities processing	70,010	69,478	61,589	532	8,421
Trading and investment banking	5,461	5,462	4,800	(1)	661
Service charges on deposit accounts	22,261	20,757	21,381	1,504	880
Insurance fees and commissions	267	283	225	(16)	42
Brokerage fees	14,020	13,160	13,604	860	416
Bankcard fees	22,346	21,968	18,579	378	3,767
Investment securities (losses) gains, net	(1,867)	9,371	900	(11,238)	(2,767)
Other	12,421	18,765	17,004	(6,344)	(4,583)
Total noninterest income	$144,919	$159,244	$138,082	$(14,325)	$6,837
Total revenue	$390,027	$398,678	$363,693	$(8,651)	$26,334
Net interest income (FTE)	$251,515	$245,950	$232,186
Net interest margin (FTE)	2.51%	2.48%	2.44%
Total noninterest income as a % of total revenue	37.2	39.9	38.0

Net interest income

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Second quarter 2024 net interest income totaled $245.1 million, an increase of $5.7 million, or 2.4%, from the linked quarter, driven primarily by continued growth in average loans and higher levels of liquidity, partially offset by higher interest expense.

•
Average earning assets increased $359.7 million, or 0.9%, from the linked quarter, largely driven by an increase of $451.8 million in average loans and an increase of $182.8 million in interest-bearing due from banks, partially offset by a decrease of $314.6 million in average securities.
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Average interest-bearing liabilities increased $375.9 million, or 1.3%, from the linked quarter, primarily driven by an increase of $778.0 million in interest-bearing deposits, partially offset by a decrease of $439.0 million in borrowed funds. Average noninterest-bearing demand deposits increased $36.6 million, or 0.4%, as compared to the linked quarter.
•
Net interest margin for the second quarter was 2.51%, an increase of three basis points from the linked quarter, driven by increased loan yields, the benefit of free funds, and earning asset mix changes, partially offset by the increased cost of interest-bearing liabilities. The cost of interest-bearing liabilities increased 12 basis points to 4.15%. Total cost of funds increased 10 basis points from the linked quarter to 3.06%. Both average loan yields and earning asset yields increased 13 basis points from the linked quarter.
•
On a year-over-year basis, net interest income increased $19.5 million, or 8.6%, driven by a $1.6 billion, or 7.3%, increase in average loans, partially offset by higher interest costs due to unfavorable mix shift in the composition of liabilities as well as the impact of higher short-term interest rates.
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Compared to the second quarter of 2023, average earning assets increased $2.0 billion, or 5.2%, largely driven by the increase in average loans noted above and an increase of $779.2 million in interest-bearing due from banks, partially offset by a decrease of $360.3 million in average securities.
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Average deposits increased 9.1% compared to the second quarter of 2023. Average noninterest-bearing demand deposit balances decreased 4.1% compared to the second quarter of 2023, driven by migration to rate-bearing deposit categories, as expected in a higher interest rate environment. Average demand deposit balances comprised 29.4% of total deposits, compared to 30.0% in the linked quarter and 33.5% in the second quarter of 2023.
•
Average borrowed funds decreased $439.0 million as compared to the linked quarter and $1.4 billion as compared to the second quarter of 2023, driven by short-term borrowings with the Federal Home Loan Bank and the Federal Reserve.

Noninterest income

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Second quarter 2024 noninterest income decreased $14.3 million, or 9.0%, on a linked-quarter basis, largely due to:
o
$11.2 million in lower investment securities gains, primarily driven by a net $8.6 million gain on disposition of two of the company's non-marketable securities recognized in the first quarter and a $2.6 million reduction in value of one of the company's non-marketable securities during the second quarter.
o
A decrease of $5.8 million in other miscellaneous income, recorded in other income, related to a $4.0 million legal settlement and a $1.8 million gain on sale of land, both recorded during the first quarter of 2024.
o
These decreases were partially offset by an increase of $1.6 million in derivative income, recorded in other income, and an increase of $1.5 million in service charges on deposit accounts primarily due to higher healthcare income related to customer transfer and conversion.

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Compared to the prior year, noninterest income in the second quarter of 2024 increased $6.8 million, or 5.0%, primarily driven by:

o
Increases of $5.6 million in fund services income, $1.5 million in corporate trust income, and $1.3 million in trust income, all recorded in trust and securities processing.
o
An increase of $3.8 million in bankcard income primarily driven by higher interchange revenue and lower rebates and rewards expense as compared to the prior year.
o
An increase of $1.0 million in healthcare income related to customer transfer and conversion, recorded in service charges on deposit accounts.
o
Increases of $0.5 million in bank-owned life insurance income and $0.5 million in derivative income, both recorded in other income.
o
These increases were partially offset by the following decreases:
▪
A decrease of $4.3 million in other miscellaneous income driven by a $4.0 million gain on sale of other assets recorded in the second quarter of 2023.
▪
$2.8 million in lower investment securities gains, primarily driven by a $2.6 million reduction in value of one of the company's non-marketable securities during the second quarter of 2024.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2024	2024	2023	LQ	PY
Salaries and employee benefits	$142,861	$143,006	$143,312	$(145)	$(451)
Occupancy, net	11,723	12,270	11,746	(547)	(23)
Equipment	15,603	16,503	17,086	(900)	(1,483)
Supplies and services	3,404	3,301	4,195	103	(791)
Marketing and business development	6,598	6,025	7,124	573	(526)
Processing fees	29,701	27,936	26,572	1,765	3,129
Legal and consulting	16,566	7,894	7,059	8,672	9,507
Bankcard	11,818	10,567	8,307	1,251	3,511
Amortization of other intangible assets	1,911	1,960	2,117	(49)	(206)
Regulatory fees	2,568	19,395	6,123	(16,827)	(3,555)
Other	6,314	5,947	7,032	367	(718)
Total noninterest expense	$249,067	$254,804	$240,673	$(5,737)	$8,394

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GAAP noninterest expense for the second quarter of 2024 was $249.1 million, a decrease of $5.7 million, or 2.3%, from the linked quarter and an increase of $8.4 million, or 3.5% from the second quarter of 2023. Operating noninterest expense, a non-GAAP financial measure reconciled later in this release to noninterest expense, the nearest comparable GAAP measure, was $243.2 million for the second quarter of 2024, an increase of $2.0 million, or 0.8%, from the linked quarter and an increase of $7.4 million, or 3.1%, from the second quarter of 2023.
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The linked-quarter decrease in GAAP noninterest expense was driven by:
o
A decrease of $16.8 million in regulatory fees expense, driven by the lower industry-wide FDIC special assessment levied on banks to recoup the losses related to two of the bank failures in March 2023. The results for the second quarter of 2024 include a reduction of $3.8 million in pre-tax FDIC special assessment expense while the first quarter included pre-tax expense of $13.0 million, both related to changes made in the loss estimates by the FDIC.

o
This decrease was partially offset by the following increases:
▪
An increase of $8.7 million in legal and consulting expense driven by expense related to the announced acquisition of Heartland Financial USA, Inc.
▪
An increase of $1.8 million in processing fees expense due to increased software subscription costs.
▪
An increase of $1.3 million in bankcard expense driven by higher administrative expense.
•
The year-over-year increase in GAAP noninterest expense was driven by:
o
An increase of $9.5 million in legal and consulting expense, primarily driven by expense related to the announced acquisition of Heartland Financial USA, Inc.
o
An increase of $3.5 million in bankcard expense driven by higher administrative expense.
o
These increases were partially offset by a decrease of $3.6 million in regulatory fees expense driven by the aforementioned reduction of $3.8 million in FDIC special assessment expense recorded in the second quarter of 2024.

Income taxes

•
The company’s effective tax rate was 18.9% for the six months ended June 30, 2024, compared to 17.6% for the same period in 2023. The increase in the effective tax rate in 2024 is primarily attributable to a smaller portion of income being earned from tax-exempt municipal securities and a decrease in excess tax benefits associated with stock compensation recorded in 2024 as compared to the prior year.

Balance sheet

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Average total assets for the second quarter of 2024 were $42.5 billion compared to $42.0 billion for the linked quarter and $40.4 billion for the same period in 2023.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2024	2024	2023	LQ	PY
Commercial and industrial	$9,926,855	$9,942,457	$9,724,300	$(15,602)	$202,555
Specialty lending	502,646	485,989	574,220	16,657	(71,574)
Commercial real estate	9,360,991	9,026,511	8,178,463	334,480	1,182,528
Consumer real estate	2,998,560	2,968,320	2,833,739	30,240	164,821
Consumer	159,743	154,062	139,705	5,681	20,038
Credit cards	617,502	489,546	485,749	127,956	131,753
Leases and other	239,532	287,158	255,425	(47,626)	(15,893)
Total loans	$23,805,829	$23,354,043	$22,191,601	$451,786	$1,614,228

•
Average loans for the second quarter of 2024 increased $451.8 million, or 1.9%, on a linked-quarter basis and $1.6 billion, or 7.3%, compared to the second quarter of 2023.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2024	2024	2023	LQ	PY
Securities available for sale:
U.S. Treasury	$900,348	$1,127,611	$797,104	$(227,263)	$103,244
U.S. Agencies	210,151	199,719	189,091	10,432	21,060
Mortgage-backed	3,667,289	3,595,619	3,813,234	71,670	(145,945)
State and political subdivisions	1,213,000	1,254,148	1,319,398	(41,148)	(106,398)
Corporates	323,751	341,142	349,318	(17,391)	(25,567)
Collateralized loan obligations	336,273	347,063	348,078	(10,790)	(11,805)
Total securities available for sale	$6,650,812	$6,865,302	$6,816,223	$(214,490)	$(165,411)
Securities held to maturity:
U.S. Agencies	$120,563	$123,225	$123,135	$(2,662)	$(2,572)
Mortgage-backed	2,656,096	2,707,780	2,878,657	(51,684)	(222,561)
State and political subdivisions	2,798,371	2,821,799	2,822,218	(23,428)	(23,847)
Total securities held to maturity	$5,575,030	$5,652,804	$5,824,010	$(77,774)	$(248,980)
Trading securities	$26,381	$17,893	$12,538	$8,488	$13,843
Other securities	448,015	478,805	407,754	(30,790)	40,261
Total securities	$12,700,238	$13,014,804	$13,060,525	$(314,566)	$(360,287)

•
Average total securities decreased 2.4% on a linked-quarter basis and 2.8% compared to the second quarter of 2023.
•
At June 30, 2024, the unrealized pre-tax net loss on the available-for-sale securities portfolio was $678.7 million, or 8.7% of the $7.8 billion amortized cost balance. At June 30, 2024, the unrealized pre-tax net loss on the securities designated as held to maturity was $636.2 million, or 11.5% of the $5.5 billion amortized cost value.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2024	2024	2023	LQ	PY
Deposits:
Noninterest-bearing demand	$10,103,035	$10,066,409	$10,535,325	$36,626	$(432,290)
Interest-bearing demand and savings	21,914,116	20,701,659	17,463,022	1,212,457	4,451,094
Time deposits	2,323,610	2,758,064	3,476,616	(434,454)	(1,153,006)
Total deposits	$34,340,761	$33,526,132	$31,474,963	$814,629	$2,865,798
Noninterest bearing deposits as % of total	29.4%	30.0%	33.5%

•
Average deposits increased 2.4% on a linked-quarter basis and 9.1% compared to the second quarter of 2023.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	June 30, 2024	March 31, 2024	June 30, 2023
Total equity	$3,227,347	$3,152,816	$2,831,628
Accumulated other comprehensive loss, net	(605,634)	(594,538)	(685,831)
Book value per common share	66.21	64.68	58.36
Tangible book value per common share (Non-GAAP)(i)	60.58	59.01	52.54

Regulatory capital:
Common equity Tier 1 capital	$3,591,755	$3,503,837	$3,273,841
Tier 1 capital	3,591,755	3,503,837	3,273,841
Total capital	4,214,712	4,115,097	3,870,101

Regulatory capital ratios:
Common equity Tier 1 capital ratio	11.14%	11.09%	10.65%
Tier 1 risk-based capital ratio	11.14	11.09	10.65
Total risk-based capital ratio	13.08	13.03	12.59
Tier 1 leverage ratio	8.50	8.39	8.16

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

•
At June 30, 2024, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q4	Q3	Q2
	2024	2024	2023	2023	2023
Net charge-offs (recoveries) - total loans	$2,856	$3,017	$1,352	$4,618	$(139)
Net loan charge-offs (recoveries) as a % of total average loans	0.05%	0.05%	0.02%	0.08%	(0.00)%
Loans over 90 days past due	$5,644	$3,076	$3,111	$3,044	$10,675
Loans over 90 days past due as a % of total loans	0.02%	0.01%	0.01%	0.01%	0.05%
Nonaccrual and restructured loans	$13,743	$17,756	$13,212	$17,042	$19,347
Nonaccrual and restructured loans as a % of total loans	0.06%	0.08%	0.06%	0.07%	0.09%
Provision for credit losses	$14,050	$10,000	$—	$4,977	$13,000

•
Provision for credit losses for the second quarter increased $4.1 million from the linked quarter and $1.1 million from the second quarter of 2023. These changes are driven largely by ongoing re-calibrations of econometric loss models and underlying macro-economic drivers for certain loan portfolios and $0.6 billion increase in end-of-period loans from March 31, 2024, as well as general portfolio trends in the current period as compared to the prior periods.
•
Net charge-offs for the second quarter totaled $2.9 million, or 0.05% of average loans, compared to $3.0 million, or 0.05% of average loans in the linked quarter, and net recoveries of $0.1 million for the second quarter of 2023.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.39 per share quarterly cash dividend, payable on October 1, 2024, to shareholders of record at the close of business on September 10, 2024.

Conference Call

The company will host a conference call to discuss its second quarter 2024 earnings results on Wednesday, July 31, 2024, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 833-470-1428 or (international) 404-975-4839 and requesting to join the UMB Financial call with access code 944750. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 2Q 2024 Conference Call

A replay of the conference call may be heard through August 14, 2024, by calling (toll-free) 866-813-9403 or (international) 929-458-6194. The replay access code required for playback is 435652. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income, operating earnings per share – diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, operating pre-tax, pre-provision income (operating PTPP), operating pre-tax, pre-provision earnings per share – diluted (operating PTPP EPS), operating pre-tax, pre-provision income on a fully tax equivalent basis (operating PTPP-FTE), operating pre-tax, pre-provision FTE earnings per share – diluted (operating PTPP-FTE EPS), tangible shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, operating PTPP, operating PTPP EPS, operating PTPP-FTE, operating PTPP-FTE EPS, tangible shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items, and the FDIC special assessment that management does not believe reflect the company’s fundamental operating performance.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, the FDIC special assessment, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Operating PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2023, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve; and impacts related to or resulting from instability in the Middle East and Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	June 30,
	2024	2023
ASSETS
Loans	$24,197,462	$22,483,542
Allowance for credit losses on loans	(239,167)	(222,161)
Net loans	23,958,295	22,261,381
Loans held for sale	4,211	3,819
Securities:
Available for sale	7,107,373	6,668,615
Held to maturity, net of allowance for credit losses	5,546,634	5,807,763
Trading securities	28,981	28,887
Other securities	447,650	428,149
Total securities	13,130,638	12,933,414
Federal funds sold and resell agreements	247,462	319,838
Interest-bearing due from banks	4,640,418	3,369,911
Cash and due from banks	464,719	431,527
Premises and equipment, net	226,860	255,127
Accrued income	237,874	190,387
Goodwill	207,385	207,385
Other intangibles, net	67,141	75,184
Other assets	1,284,411	1,195,069
Total assets	$44,469,414	$41,243,042

LIABILITIES
Deposits:
Noninterest-bearing demand	$12,034,606	$12,142,906
Interest-bearing demand and savings	22,400,255	18,184,063
Time deposits under $250,000	1,421,513	2,665,166
Time deposits of $250,000 or more	661,196	528,326
Total deposits	36,517,570	33,520,461
Federal funds purchased and repurchase agreements	2,217,033	2,050,583
Short-term debt	1,300,000	1,800,000
Long-term debt	384,245	382,280
Accrued expenses and taxes	352,778	256,845
Other liabilities	470,441	401,245
Total liabilities	41,242,067	38,411,414

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,132,301	1,124,977
Retained earnings	2,984,152	2,681,448
Accumulated other comprehensive loss, net	(605,634)	(685,831)
Treasury stock	(338,529)	(344,023)
Total shareholders' equity	3,227,347	2,831,628
Total liabilities and shareholders' equity	$44,469,414	$41,243,042

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
INTEREST INCOME
Loans	$400,351	$342,994	$785,917	$651,435
Securities:
Taxable interest	61,582	54,587	122,693	107,636
Tax-exempt interest	25,077	25,550	50,410	50,856
Total securities income	86,659	80,137	173,103	158,492
Federal funds and resell agreements	3,674	3,889	6,736	9,540
Interest-bearing due from banks	47,174	34,206	91,862	50,372
Trading securities	424	154	729	288
Total interest income	538,282	461,380	1,058,347	870,127
INTEREST EXPENSE
Deposits	240,525	170,550	464,400	298,449
Federal funds and repurchase agreements	28,081	24,745	55,743	48,047
Other	24,568	40,474	53,662	56,324
Total interest expense	293,174	235,769	573,805	402,820
Net interest income	245,108	225,611	484,542	467,307
Provision for credit losses	14,050	13,000	24,050	36,250
Net interest income after provision for credit losses	231,058	212,611	460,492	431,057
NONINTEREST INCOME
Trust and securities processing	70,010	61,589	139,488	123,948
Trading and investment banking	5,461	4,800	10,923	10,108
Service charges on deposit accounts	22,261	21,381	43,018	42,540
Insurance fees and commissions	267	225	550	499
Brokerage fees	14,020	13,604	27,180	27,280
Bankcard fees	22,346	18,579	44,314	36,751
Investment securities (losses) gains, net	(1,867)	900	7,504	(4,424)
Other	12,421	17,004	31,186	31,580
Total noninterest income	144,919	138,082	304,163	268,282
NONINTEREST EXPENSE
Salaries and employee benefits	142,861	143,312	285,867	285,810
Occupancy, net	11,723	11,746	23,993	23,923
Equipment	15,603	17,086	32,106	34,935
Supplies and services	3,404	4,195	6,705	8,070
Marketing and business development	6,598	7,124	12,623	12,459
Processing fees	29,701	26,572	57,637	49,812
Legal and consulting	16,566	7,059	24,460	14,344
Bankcard	11,818	8,307	22,385	15,440
Amortization of other intangible assets	1,911	2,117	3,871	4,415
Regulatory fees	2,568	6,123	21,963	11,674
Other	6,314	7,032	12,261	16,843
Total noninterest expense	249,067	240,673	503,871	477,725
Income before income taxes	126,910	110,020	260,784	221,614
Income tax expense	25,565	19,910	49,181	39,067
NET INCOME	$101,345	$90,110	$211,603	$182,547

PER SHARE DATA
Net income – basic	$2.08	$1.86	$4.34	$3.77
Net income – diluted	2.07	1.85	4.32	3.75
Dividends	0.39	0.38	0.78	0.76
Weighted average shares outstanding – basic	48,744,636	48,514,277	48,704,075	48,474,865
Weighted average shares outstanding – diluted	48,974,265	48,668,413	48,952,054	48,707,487

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income	$101,345	$90,110	$211,603	$182,547
Other comprehensive (loss) income, before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	(12,727)	(87,505)	(54,280)	6,152
Less: Reclassification adjustment for net (gains) losses included in net income	—	—	(139)	433
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	8,938	10,312	17,727	20,295
Change in unrealized gains and losses on debt securities	(3,789)	(77,193)	(36,692)	26,880
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	(8,775)	1,848	(22,433)	321
Less: Reclassification adjustment for net gains included in net income	(2,066)	(2,660)	(5,726)	(5,221)
Change in unrealized gains and losses on derivative hedges	(10,841)	(812)	(28,159)	(4,900)
Other comprehensive (loss) income, before tax	(14,630)	(78,005)	(64,851)	21,980
Income tax benefit (expense)	3,534	18,950	16,152	(5,076)
Other comprehensive (loss) income	(11,096)	(59,055)	(48,699)	16,904
Comprehensive income	$90,249	$31,055	$162,904	$199,451

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
Balance - January 1, 2023	$55,057	$1,125,949	$2,536,086	$(702,735)	$(347,264)	$2,667,093
Total comprehensive income	—	—	182,547	16,904	—	199,451
Dividends ($0.76 per share)	—	—	(37,185)	—	—	(37,185)
Purchase of treasury stock	—	—	—	—	(7,902)	(7,902)
Issuances of equity awards, net of forfeitures	—	(9,764)	—	—	10,483	719
Recognition of equity-based compensation	—	8,455	—	—	—	8,455
Sale of treasury stock	—	115	—	—	140	255
Exercise of stock options	—	222	—	—	520	742
Balance - June 30, 2023	$55,057	$1,124,977	$2,681,448	$(685,831)	$(344,023)	$2,831,628

Balance - January 1, 2024	$55,057	$1,134,363	$2,810,824	$(556,935)	$(342,890)	$3,100,419
Total comprehensive income (loss)	—	—	211,603	(48,699)	—	162,904
Dividends ($0.78 per share)	—	—	(38,275)	—	—	(38,275)
Purchase of treasury stock	—	—	—	—	(7,537)	(7,537)
Issuances of equity awards, net of forfeitures	—	(10,964)	—	—	11,667	703
Recognition of equity-based compensation	—	10,040	—	—	—	10,040
Sale of treasury stock	—	125	—	—	107	232
Exercise of stock options	—	54	—	—	124	178
Common stock issuance costs	—	(1,317)	—	—	—	(1,317)
Balance - June 30, 2024	$55,057	$1,132,301	$2,984,152	$(605,634)	$(338,529)	$3,227,347

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended June 30,
	2024		2023
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$23,805,829	6.77%	$22,191,601	6.20%
Securities:
Taxable	9,033,829	2.74	9,228,103	2.37
Tax-exempt	3,640,028	3.47	3,819,884	3.36
Total securities	12,673,857	2.95	13,047,987	2.66
Federal funds and resell agreements	246,132	6.00	276,459	5.64
Interest bearing due from banks	3,486,907	5.44	2,707,740	5.07
Trading securities	26,381	6.95	12,538	5.37
Total earning assets	40,239,106	5.44	38,236,325	4.91
Allowance for credit losses	(228,369)		(216,876)
Other assets	2,465,492		2,345,714
Total assets	$42,476,229		$40,365,163

Liabilities and Shareholders' Equity
Interest-bearing deposits	$24,237,726	3.99%	$20,939,638	3.27%
Federal funds and repurchase agreements	2,421,727	4.66	2,336,929	4.25
Borrowed funds	1,744,448	5.66	3,137,267	5.17
Total interest-bearing liabilities	28,403,901	4.15	26,413,834	3.58
Noninterest-bearing demand deposits	10,103,035		10,535,325
Other liabilities	767,687		539,172
Shareholders' equity	3,201,606		2,876,832
Total liabilities and shareholders' equity	$42,476,229		$40,365,163
Net interest spread		1.29%		1.33%
Net interest margin		2.51		2.44

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Six Months Ended June 30,
	2024		2023
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$23,579,936	6.70%	$21,734,142	6.05%
Securities:
Taxable	9,149,309	2.70	9,288,392	2.34
Tax-exempt	3,686,075	3.44	3,832,505	3.36
Total securities	12,835,384	2.91	13,120,897	2.64
Federal funds and resell agreements	226,288	5.99	363,341	5.29
Interest bearing due from banks	3,395,466	5.44	2,127,343	4.77
Trading securities	22,137	7.10	10,907	5.77
Total earning assets	40,059,211	5.38	37,356,630	4.77
Allowance for credit losses	(225,243)		(206,559)
Other assets	2,411,681		2,292,479
Total assets	$42,245,649		$39,442,550

Liabilities and Shareholders' Equity
Interest-bearing deposits	$23,848,724	3.92%	$20,294,984	2.97%
Federal funds and repurchase agreements	2,403,240	4.66	2,399,090	4.04
Borrowed funds	1,963,971	5.49	2,174,157	5.22
Total interest-bearing liabilities	28,215,935	4.09	24,868,231	3.27
Noninterest-bearing demand deposits	10,084,722		11,223,478
Other liabilities	772,430		549,787
Shareholders' equity	3,172,562		2,801,054
Total liabilities and shareholders' equity	$42,245,649		$39,442,550
Net interest spread		1.29%		1.50%
Net interest margin		2.50		2.59

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended June 30, 2024
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$160,487	$51,502	$33,119	$245,108
Provision for credit losses	11,480	846	1,724	14,050
Noninterest income	27,720	95,092	22,107	144,919
Noninterest expense	85,780	95,531	67,756	249,067
Income (loss) before taxes	90,947	50,217	(14,254)	126,910
Income tax expense (benefit)	17,858	9,297	(1,590)	25,565
Net income (loss)	$73,089	$40,920	$(12,664)	$101,345

	Three Months Ended June 30, 2023
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$144,389	$50,397	30,825	$225,611
Provision for credit losses	11,055	234	1,711	13,000
Noninterest income	25,666	86,813	25,603	138,082
Noninterest expense	85,896	91,591	63,186	240,673
Income (loss) before taxes	73,104	45,385	(8,469)	110,020
Income tax expense (benefit)	12,996	8,011	(1,097)	19,910
Net income (loss)	$60,108	$37,374	$(7,372)	$90,110

	Six Months Ended June 30, 2024
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$317,734	$101,362	$65,446	$484,542
Provision for credit losses	19,000	1,325	3,725	24,050
Noninterest income	70,686	187,808	45,669	304,163
Noninterest expense	178,199	195,907	129,765	503,871
Income (loss) before taxes	191,221	91,938	(22,375)	260,784
Income tax expense (benefit)	35,153	16,828	(2,800)	49,181
Net income (loss)	$156,068	$75,110	$(19,575)	$211,603

	Six Months Ended June 30, 2023
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$295,416	$105,482	$66,409	$467,307
Provision for credit losses	32,099	331	3,820	36,250
Noninterest income	48,568	171,051	48,663	268,282
Noninterest expense	169,900	180,962	126,863	477,725
Income (loss) before taxes	141,985	95,240	(15,611)	221,614
Income tax expense (benefit)	24,638	16,523	(2,094)	39,067
Net income (loss)	$117,347	$78,717	$(13,517)	$182,547

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at June 30, 2024.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (GAAP)	$101,345	$90,110	$211,603	$182,547
Adjustments:
Acquisition expense	9,550	18	9,981	57
Severance expense	130	4,891	276	5,377
FDIC special assessment	(3,800)	—	9,200	—
Tax-impact of adjustments (i)	(1,352)	(1,178)	(4,475)	(1,304)
Total Non-GAAP adjustments (net of tax)	4,528	3,731	14,982	4,130
Net operating income (Non-GAAP)	$105,873	$93,841	$226,585	$186,677

Earnings per share - diluted (GAAP)	$2.07	$1.85	$4.32	$3.75
Acquisition expense	0.19	—	0.20	—
Severance expense	0.01	0.10	0.01	0.11
FDIC special assessment	(0.08)	—	0.19	—
Tax-impact of adjustments (i)	(0.03)	(0.02)	(0.09)	(0.03)
Operating earnings per share - diluted (Non-GAAP)	$2.16	$1.93	$4.63	$3.83

GAAP
Return on average assets	0.96%	0.90%	1.01%	0.93%
Return on average equity	12.73	12.56	13.41	13.14

Non-GAAP
Operating return on average assets	1.00%	0.93%	1.08%	0.95%
Operating return on average equity	13.30	13.08	14.36	13.44

(i) Calculated using the company’s marginal tax rate of 23.0% for 2024 and 24.0% for 2023.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Noninterest expense	$249,067	$240,673	$503,871	$477,725
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	9,550	18	9,981	57
Severance expense	130	4,891	276	5,377
FDIC special assessment	(3,800)	—	9,200	—
Total Non-GAAP adjustments (pre-tax)	5,880	4,909	19,457	5,434
Operating noninterest expense (Non-GAAP)	$243,187	$235,764	$484,414	$472,291

Noninterest expense	$249,067	$240,673	$503,871	$477,725
Less: Amortization of other intangibles	1,911	2,117	3,871	4,415
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$247,156	$238,556	$500,000	$473,310

Operating noninterest expense	$243,187	$235,764	$484,414	$472,291
Less: Amortization of other intangibles	1,911	2,117	3,871	4,415
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$241,276	$233,647	$480,543	$467,876

Net interest income	$245,108	$225,611	$484,542	$467,307
Noninterest income	144,919	138,082	304,163	268,282
Less: Gains (losses) on sales of securities available for sale, net	—	—	139	(2)
Total Non-GAAP Revenue (denominator A)	$390,027	$363,693	$788,566	$735,591

Efficiency ratio (numerator A/denominator A)	63.37%	65.59%	63.41%	64.34%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	61.86	64.24	60.94	63.61

Operating pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net interest income (GAAP)	$245,108	$225,611	$484,542	$467,307
Noninterest income (GAAP)	144,919	138,082	304,163	268,282

Noninterest expense (GAAP)	249,067	240,673	503,871	477,725
Adjustments to arrive at operating noninterest expense:
Acquisition expense	9,550	18	9,981	57
Severance expense	130	4,891	276	5,377
FDIC special assessment	(3,800)	—	9,200	—
Total Non-GAAP adjustments	5,880	4,909	19,457	5,434
Operating noninterest expense (Non-GAAP)	243,187	235,764	484,414	472,291
Operating pre-tax, pre-provision income (Non-GAAP)	$146,840	$127,929	$304,291	$263,298

Net interest income earnings per share - diluted (GAAP)	$5.00	$4.64	$9.90	$9.60
Noninterest income (GAAP)	2.96	2.84	6.21	5.51
Noninterest expense (GAAP)	5.08	4.95	10.29	9.81
Acquisition expense	0.19	—	0.20	—
Severance expense	0.01	0.10	0.01	0.11
FDIC special assessment	(0.08)	—	0.19	—
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$3.00	$2.63	$6.22	$5.41

Operating pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net interest income (GAAP)	$245,108	$225,611	$484,542	$467,307
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	6,407	6,575	12,923	13,130
Net interest income - FTE (Non-GAAP)	251,515	232,186	497,465	480,437

Noninterest income (GAAP)	144,919	138,082	304,163	268,282

Noninterest expense (GAAP)	249,067	240,673	503,871	477,725
Adjustments to arrive at operating noninterest expense:
Acquisition expense	9,550	18	9,981	57
Severance expense	130	4,891	276	5,377
FDIC special assessment	(3,800)	—	9,200	—
Total Non-GAAP adjustments	5,880	4,909	19,457	5,434
Operating noninterest expense (Non-GAAP)	243,187	235,764	484,414	472,291
Operating pre-tax, pre-provision income - FTE (Non-GAAP)	$153,247	$134,504	$317,214	$276,428

Net interest income earnings per share - diluted (GAAP)	$5.00	$4.64	$9.90	$9.60
Tax equivalent interest	0.13	0.14	0.26	0.27
Net interest income - FTE (Non-GAAP)	5.13	4.78	10.16	9.87
Noninterest income (GAAP)	2.96	2.84	6.21	5.51
Noninterest expense (GAAP)	5.08	4.95	10.29	9.81
Acquisition expense	0.19	—	0.20	—
Severance expense	0.01	0.10	0.01	0.11
FDIC special assessment	(0.08)	—	0.19	—
Operating pre-tax, pre-provision income - FTE earnings per share - diluted (Non-GAAP)	$3.13	$2.77	$6.48	$5.68

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of June 30,
	2024	2023
Total shareholders' equity (GAAP)	$3,227,347	$2,831,628
Less: Intangible assets
Goodwill	207,385	207,385
Other intangibles, net	67,141	75,184
Total intangibles, net	274,526	282,569
Total tangible shareholders' equity (Non-GAAP)	$2,952,821	$2,549,059

Total shares outstanding	48,745,090	48,517,750

Ratio of total shareholders' equity (book value) per share	$66.21	$58.36
Ratio of total tangible shareholders' equity (tangible book value) per share (Non-GAAP)	60.58	52.54